AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

This amendment (the “Agreement”) made and entered into this 3rd day of October, 2013, to the Participation Agreement by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated account (the “Account”) of the Company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II, and DWS INVESTMENTS VIT FUNDS (a “Fund”), DWS INVESTMENTS DISTRIBUTORS, INC. (the “Underwriter”) and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”) (collectively, the “Parties”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Schedule B of the Agreement are hereby deleted in its entirety and replaced with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: October 3, 2013

TRANSAMERICA LIFE INSURANCE COMPANY

By:           /s/ John Mallett

Name:      John Mallett

Title:        Vice President

Date:        10-22-13

DWS INVESTMENTS VIT FUNDS

By:           /s/ Melinda Morrow

Name:      Melinda Morrow

Title:        Vice President

Date:        10/11/13

DWS INVESTMENTS DISTRIBUTORS, INC.

By:           __/s/ _______________________________

Name:     _________________________________

Title:    CEO _________________________________

Date:     10/14/13_________________________________

By:           /s/ Cynthia D. Nestle________________________

Name:     Cynthia D. Nestle___________________________

Title:        COO/Managing Director______________________

Date:         10/8/2013_________________________________

DWS VARIABLE SERIES I

By:          /s/ Melinda Morrow___________________________

Name:    Melinda Morrow______________________________

Title:       Vice President_________________________________

Date:       10/11/13_________________________________

DWS VARIABLE SERIES II

By: /s/ Melinda Morrow___________________________

Name: Melinda Morrow______________________________

Title: Vice President_________________________________

Date: 10/11/13_________________________________

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By: /s/ Cynthia D. Nestle________________________

Name: Cynthia D. Nestle___________________________

Title: COO/Managing Director______________________

Date: 10/8/2013_________________________________

By: __/s/ _______________________________

Name: _________________________________

Title: CEO _________________________________

Date: 10/14/13_________________________________

Schedule B
Revised October 3, 2013

DESIGNATED PORTFOLIOS AND CLASSES THEREOF

DWS Variable Series I – Class A	DWS Variable Series II – Class A	DWS Investment VIT Funds – Class A
DWS Bond VIP	DWS Alternative Asset Allocation VIP	DWS Equity 500 Index VIP
DWS Capital Growth VIP	DWS Global Income Builder VIP	DWS Small Cap Index VIP
DWS Global Small Cap Growth VIP	DWS Global Equity VIP
DWS Core Equity VIP	DWS Global Growth VIP
DWS International VIP	DWS Government & Agency Securities VIP
DWS High Income VIP
DWS Large Cap Value VIP
DWS Money Market VIP
DWS Small Mid Cap Growth VIP
DWS Small Mid Cap Value VIP
DWS Unconstrained Income VIP